Exhibit 3.1.7
                                                      								 ------------

                                                    ONTARIO CORPORATION NUMBER
                                                                219837
    [verification of receipt
     ceritified on November 19, 1993]
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                                ARTICLES OF AMENDMENT


      1.   The present name of the corporation is:

           ECO CORPORATION


      2    The name of the corporation is changed to (if applicable):

           AMERICAN ECO CORPORATION

      3.   Date of incorporation/amalgamation:

                                   February 6, 1969
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      4.   The articles of the corporation are amended as follows:

           1. The name of the Corporation is hereby changed to AMERICAN ECO CORPORATION.

           2. The issued and outstanding common shares of the Corporation are hereby consolidated on the basis of one (1) post-consolidation common share for every ten (10) issued and outstanding pre-consolidation common shares in the capital of the Corporation.

           3. All fractions of common shares will be rounded to the next lowest whole number if the first decimal place is less than five
                (5) and rounded to the next highest whole number if the first decimal place is five (5) or greater.

      5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the
           Business Corporations Act.

      6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

                          July 6, 1993
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      These articles are signed in duplicate.

                               ECO CORPORATION
                     ___________________________________________________
                          (Name of Corporation)

                     By/Par:  /s/ [illegible]      Secretary
                             -------------------------------
                          (Signature)      (Description of Office)